EXHIBIT 10.1

FIFTH AMENDMENT TO CREDIT AGREEMENT

EXECUTED by the parties hereto as of the 7th day of October, 2013.

AMONG:	VITRAN CORPORATION INC. and VITRAN EXPRESS CANADA INC., as Canadian Borrowers

(the “Canadian Borrowers”)

AND:	VITRAN CORPORATION, VITRAN EXPRESS, INC., and SHORTHAUL TRANSPORT CORPORATION, as U.S. Borrowers

(collectively, the “U.S. Borrowers”, and together with the Canadian Borrowers, the “Borrowers”)

AND:	THE BORROWERS, EXPEDITEUR T.W. LTEE, DONEY HOLDINGS INC., ROUT-WAY EXPRESS LINES LTD./LES SERVICES ROUTIERS EXPRESS ROUT LTEE, SOUTHERN EXPRESS LINES OF ONTARIO LIMITED, VITRAN ENVIRONMENTAL SYSTEMS INC., and VITRAN PROPERTIES USA, INC., as Guarantors

(collectively, the “Guarantors”)

AND:	JPMORGAN CHASE BANK, N.A., as Administrative Agent

(the “Agent”)

AND:	EACH OF THE FINANCIAL INSTITUTIONS PARTY HERETO, CONSTITUTING REQUIRED LENDERS (as such term is defined in the hereinafter defined Credit Agreement), as Required Lenders

(collectively the “Required Lenders”)

WHEREAS the Borrowers, the Guarantors, the Agent and the other Persons signatory thereto have entered into a Credit Agreement dated as of November 30, 2011, as amended by a First Amendment to Credit Agreement dated as of December 29, 2011, a Second Amendment to Credit Agreement dated as of October 10, 2012, a Third Amendment to Credit Agreement dated as of December 28, 2012, and a Fourth Amendment to Credit Agreement dated as of February 12, 2013 (including all annexes, exhibits and schedules thereto, as the same has been or may be further amended, modified, restated, supplemented or replaced from time to time, collectively the “Credit Agreement”);

AND WHEREAS the Borrower Representative has advised the Agent that it intends to dispose of its U.S. business by means of an agreement for the sale (the “LTL Share Sale”) by Vitran Express Canada Inc. of 100% of its ownership of the common stock of Vitran Corporation, a Nevada corporation, to Data Processing, LLC, as purchaser (the “Purchaser”);

AND WHEREAS the parties hereto have agreed to amend certain provisions of the Credit Agreement, but, only to the extent and subject to the limitations set forth in this Fifth Amendment to Credit Agreement (hereinafter this “Amendment Agreement”) and without prejudice to the Agent’s and the Secured Parties’ other rights;

NOW THEREFORE for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereby agree as follows:

ARTICLE I – INTERPRETATION

1.1	All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement (including, as the case may be, as amended by the terms of this Amendment Agreement).

ARTICLE II – CONSENTS

2.1	Notwithstanding the requirements or restrictions set forth in the Credit Agreement or any other Loan Document, including without limitation, Section 6.5 of the Credit Agreement, the Agent and the Required Lenders hereby consent to the LTL Share Sale, provided that, on the date of completion of the LTL Share Sale, in addition to the conditions set out in Article IV below:

(a)	the Agent shall have received a certification from Vitran Express Canada Inc. in writing, pursuant to Section 9.2(c)(ii) of the Credit Agreement, that the sale of its shares in Vitran Corporation to the Purchaser is made in compliance with the terms of the Credit Agreement, as at the Amendment Effective Date;

(b)	the Purchaser shall have delivered to the Agent an agreement in form and substance satisfactory to the Agent, providing for the guarantee by the Purchaser of the Obligations;

(c)	as continuing collateral security for its obligations under the guarantee referred to in paragraph (b) above, the Purchaser shall have delivered to the Agent an agreement in form and substance satisfactory to the Agent, providing for the pledge of 100% of the Equity Interests owned by it in the capital of Vitran Corporation, and shall deliver to the Agent in connection therewith, its original share certificate(s) of Vitran Corporation, together with stock transfer powers executed in blank; and

(d)	the Purchaser shall deliver all opinions, certificates, and other documents as may be reasonably requested by the Agent in connection with the LTL Share Sale, each in form and substance satisfactory to the Agent.

2.2	As of the Amendment Effective Date and after giving effect to the foregoing provisions of this Article II, the security interest in favor of Administrative Agent over the Equity Interests owned by Vitran Express Canada Inc. in the capital of Vitran Corporation shall be released.

ARTICLE III – AMENDMENTS

3.1	As of the Amendment Effective Date, Section 1.1 of the Credit Agreement is hereby amended as follows:

(a)	by deleting the definition of “Borrower Representative” in its entirety and substituting the following therefor:

““Borrower Representative” means (i) in respect of the Canadian Loan Parties, Vitran, and (ii) in respect of the U.S. Loan Parties, Vitran Corporation, in their respective capacities as contractual representatives pursuant to Article XI.”;

(b)	by deleting the definition of “Dominion Trigger Period” in its entirety and substituting the following therefor:

““Dominion Trigger Period” means the period following the occurrence and during the continuance of an Event of Default.”;

(c)	by deleting the definition of “Maturity Date” in its entirety and substituting the following therefor:

““Maturity Date” means the earlier of (i) January 6, 2014 and (ii) any date on which both (A) the Revolving Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof and (B) none of the EDC LC Lenders shall have any EDC LC Facility Exposure.”;

(d)	by adding the following definition thereto, in proper alphabetical order:

““RBC GIC” means the one-year Guaranteed Investment Certificate (fully redeemable after 30 days without penalty) in the principal amount of $8,000,000 established by Vitran Express Canada Inc. with Royal Bank of Canada on or about October 7, 2013, as such amount may be reduced in accordance with the terms hereof.”; and

(e)	by deleting the definition of “Revolving Commitment” in its entirety and substituting the following therefore:

““Revolving Commitment” means, with respect to each Lender, individually and collectively as the context may require, the U.S. Commitment and the Canadian Commitment of such Lender. The Aggregate Revolving Commitments total $14,118,677.”

3.2	As of the Amendment Effective Date, Section 2.6(b) of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:

“Prior to the Maturity Date, none of the Administrative Agent, the Issuing Bank or the Lenders will take or refrain from taking any action which could reasonably be expected to result in the acceleration or occurrence of the expiration date of any of the Letters of Credit issued pursuant to this Section 2.6 including, without limitation, delivery of a notice of non-renewal of any such Letter of Credit.”

3.3	As of the Amendment Effective Date, Section 2.6(c) of the Credit Agreement is hereby deleted in its entirety and the following is substituted therefor:

“(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date that is one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the Maturity Date; provided that, notwithstanding the foregoing, any Letter of Credit with a one year term that ends later than the Maturity Date, shall be permitted to expire at the end of its current term (with no further rollover, extension, or ‘evergreen’ capability), on the condition that (i) no later than the Maturity Date, the applicable Borrower has deposited in an account with the Administrative Agent, for the benefit of the U.S. Lenders or Canadian Lenders, as applicable, an amount in cash equal to 105% of the LC Exposure under such Letter of Credit, and (ii) the applicable Borrower has provided the Agent with evidence satisfactory to the Agent that no further rollover, extension, or ‘evergreen’ capability is permitted under such Letter of Credit which could provide for the expiry thereof beyond the end of its current term.”

3.4	As of the Amendment Effective Date, Section 2.9 of the Credit Agreement is hereby amended as follows:

(a)	paragraph (c) is hereby deleted in its entirety and replaced with the following:

“(c) Any reduction of LC Exposure shall result in a permanent dollar-for-dollar decrease in the Aggregate Revolving Commitments, and any reduction of EDC LC Facility Exposure shall result in a permanent dollar-for-dollar decrease in availability under the EDC LC Facility, which, for greater certainty, is set out in the EDC LC Facility Commitment Schedule.”

(b)	paragraphs (e) and (f) are hereby deleted in their entirety and the following is substituted therefor:

“(e) intentionally deleted.

(f) intentionally deleted.”

(c)	paragraph (g) of Section 2.9 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(g) Within a reasonable time after the effective date of any reduction or adjustment in Commitments pursuant to this Section 2.9, the Administrative Agent shall, and is hereby authorized and directed to, revise the Revolving Commitment Schedule to reflect such reduction or adjustment and shall distribute such revised Revolving Commitment Schedule to each of the Lenders and the Borrowers, whereupon such revised Revolving Commitment Schedule shall replace the old Revolving Commitment Schedule and become part of this Agreement.”

3.5	As of the Amendment Effective Date, Section 2.18(b) of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding anything to the contrary contained in this Section 2.18, during the time period commencing on the date that the Administrative Agent first exercises remedies pursuant to Article VII, and ending on the date that is 120 days thereafter, the Administrative Agent agrees to apply the proceeds of the Collateral of the U.S. Loan Parties prior to any application of the Collateral of the Canadian Loan Parties, including cash collateral, in accordance with the foregoing provisions of this paragraph.”

3.6	As of the Amendment Effective Date, Section 2.24(b) of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:

“Subject to receipt by the Administrative Agent on or before December 10, 2013 of (i) an extension of the EDC Guarantee by thirty days to February 15, 2014 and (ii) an extension of the Letter of Credit issued pursuant to the EDC LC Facility by thirty days to February 15, 2014 (it being understood that the Administrative Agent and the EDC Lenders shall not communicate with the holder of such Letter of Credit prior to December 10, 2013 without the prior approval of the U.S. Borrowers unless the Administrative Agent or an EDC Lender is obligated to communicate with such holder prior to such date), prior to the Maturity Date, none of the Administrative Agent or the EDC Lenders will take or refrain from taking any action which could reasonably be expected to result in the acceleration or occurrence of the expiration date of any of the Letters of Credit issued pursuant to this Section 2.24 including, without limitation, delivery of a notice of non-renewal of any such Letter of Credit.”

3.7	As of the Amendment Effective Date, Section 2.24(c) of the Credit Agreement is hereby deleted in its entirety and the following is substituted therefor:

“Expiration Date. Each Letter of Credit issued under the EDC LC Facility shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the Maturity Date; provided that any Letter of Credit issued under the EDC LC Facility with a one year term may provide for the automatic renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (ii) above).”

3.8	As of the Amendment Effective Date, Section 2.24(i) of the Credit Agreement is amended by deleting the words “If the Revolving Commitments are terminated” at the beginning and substituting therefor the words “Upon the Maturity Date”.

3.9	As of the Amendment Effective Date, Section 4.2 of the Credit Agreement is hereby amended by designating the first paragraph as paragraph (a) and adding a new paragraph to the end thereof, as follows:

“(b)	As of the Amendment Effective Date (as such term is defined in the Fifth Amendment to Credit Agreement dated as of October 7, 2013), and notwithstanding any other provision in this Agreement or in any other Loan Documents, the obligations of the Lenders to make any Loans or Revolving Loans (including Canadian Revolving Loans and U.S. Revolving Loans) or any other advances or products under this Agreement, or to issue or renew Letters of Credit (pursuant to Section 2.6 and Section 2.24), other than Banking Services and Protective Advances (made at the discretion of the Administrative Agent) shall no longer be available to the Borrowers or any other Loan Party.”

3.10	As of the Amendment Effective Date, Section 5.1(g) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(g)	as soon as available, but in any event on or before Wednesday of each week, with respect to the most recently ended calendar week, and at such other times as may be requested by the Administrative Agent, as of the period then ended, Borrowing Base Certificates which calculate the U.S. Borrowing Base and the Canadian Borrowing Base, and supporting information in connection therewith, together with any additional reports with respect to the Canadian Borrowing Base and the U.S. Borrowing Base as the Administrative Agent may reasonably request;”

3.11	As of the Amendment Effective Date, a new Section 5.16 is added to the Credit Agreement, as follows:

“5.16 Cash Collateralization of LC Exposure

Immediately upon any of: (i) Aggregate Borrowing Base less Aggregate Revolving Exposure being equal to or less than US$25,000,000, (ii) the value of the RBC GIC plus the sum of (A) cash on deposit at Royal Bank of Canada held in deposit accounts nos. 115-334-5 and 401-146-6 minus (B) aggregate debits in all other deposit accounts of Loan Parties at Royal Bank of Canada being equal to or less than (x) US$12,000,000 minus (y) the aggregate reduction of the RBC GIC permitted under Section 6.5 hereof, or (iii) the occurrence of an Event of Default, the RBC GIC and all amounts with respect thereto shall be transferred to and held by the Administrative Agent as collateral for the payment and performance of the Secured Obligations”

3.12	As of the Amendment Effective Date, Section 6.5 of the Credit Agreement is hereby amended by adding the following sentence to the end thereof:

“Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, no Loan Party shall redeem or cancel the RBC GIC (without the consent of the Administrative Agent), provided that the RBC GIC may be redeemed or reduced, in whole or in part, as long as the minimum amount held at any time in the RBC GIC is the lesser of (i) US$8,000,000 and (y) 105% of the aggregate amount of LC Exposure and EDC LC Facility Exposure, as of any date of determination.”

3.13	As of the Amendment Effective Date, a new Section 9.20 is hereby added to the Credit Agreement as follows:

“9.20 Enforcement of Liens

Liens existing on the Collateral in favour of the Administrative Agent, for the benefit of the Lender Parties, are enforceable from time to time against any or all of the Loan Parties as often as occasion therefor may arise and without requirement on the part of the Administrative Agent, any of the other Lender Parties, or any of their successors or assigns, to first (i) make any demand upon, or pursue or exhaust any of its rights or remedies against, any Loan Party, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of its rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such guarantee in any particular order, except as expressly provided in Section 2.18(b), or (iii) effect a public sale of any Collateral.”

3.14	As of the Amendment Effective Date, the following is added at the end of Section 10.5:

“; provided that if any of the Canadian Loan Parties is entitled to assert any of the rights contemplated in this Section 10.5 against any of the U.S. Loan Parties in accordance with the terms hereof, the Administrative Agent shall assign to any such Canadian Loan Parties, without recourse or representation and warranty, the U.S. Security Agreement and any other security granted to the Administrative Agent by any of the U.S. Loan Parties”.

3.15	As of the Amendment Effective Date, Section 11.1 of the Credit Agreement is hereby amended by deleting the first sentence thereof and replacing it with the following:

“Vitran, an Ontario corporation, is hereby appointed by each of the Canadian Loan Parties as its contractual representative, and Vitran Corporation, a Nevada corporation, is hereby appointed by each of the U.S. Loan Parties as its contractual representative (each herein referred to as the “Borrower Representative”) hereunder and under each other Loan Document, and each of the Loan Parties irrevocably authorizes the applicable Borrower Representative to act as the contractual representative of such Loan Party, with the rights and duties expressly set forth herein and in the other Loan Documents.”

3.16	As of the Amendment Effective Date, the Revolving Commitment Schedule to the Credit Agreement is hereby deleted and replaced, in its entirety, by the Revolving Commitment Schedule attached hereto as Schedule “A”.

3.17	As of the Amendment Effective Date, the Schedules attached hereto as Schedule “B” shall replace the corresponding Schedules currently forming part of the Credit Agreement.

ARTICLE IV – CONDITIONS TO EFFECTIVENESS

4.1	This Amendment Agreement shall become effective upon satisfaction of the following conditions precedent (the date of satisfaction of all such conditions being referred to herein as the “Amendment Effective Date”):

(a)	the Borrowers, each other Loan Party and all of the Lenders delivering to the Agent eight (8) originally executed copies of this Amendment Agreement;

(b)	the Agent shall be satisfied with its review of the information provided by the Purchaser, including supporting documentation and other evidence, as may be reasonably requested by any Lender Party or any Agent, in order to ensure compliance with any applicable internal “know your client” requirements and AML Legislation, whether now or hereafter in existence;

(c)	Vitran Express Canada Inc. shall establish with Royal Bank of Canada a one-year Guaranteed Investment Certificate (fully redeemable after 30 days without penalty) in the principal amount of US$8,000,000;

(d)	Vitran Express Canada Inc. shall enter into an amendment and restatement of the blocked accounts agreement made as of November 30, 2011 (as amended on March 4, 2013) with the Agent and Royal Bank of Canada, in form and substance satisfactory to the Agent;

(e)	receipt by the Agent from the Canadian Borrowers of the following amendment fees, representing ten basis points (0.10%) of the Aggregate Revolving Commitments divided on a pro rata basis among the Lenders, which fees are paid in consideration for the amendments provided herein and shall be fully earned, due and payable on the date hereof:

(i)	to JPMorgan Chase Bank, N.A. an amendment fee of US$5,647.47;

(ii)	to Royal Bank of Canada an amendment fee of US$4,941.54;

(iii)	to Fifth Third Bank an amendment fee of US$2,117.80; and

(iv)	to Export Development Canada an amendment fee of US$1,411.87;

(f)	receipt by the Agent (i) from Vitran Express Canada Inc. of a Borrowing Base Certificate which calculates the Canadian Borrowing Base, supporting information in connection therewith, and any additional reports with respect thereto as the Agent may reasonably request, and (ii) from Vitran Corporation of a Borrowing Base Certificate which calculates the U.S. Borrowing Base, supporting information in connection therewith, and any additional reports with respect thereto as the Agent may reasonably request, each in respect of the August 2013 calendar month;

(g)	Vitran Express Canada Inc. has provided the Agent with a copy of the agreements evidencing the LTL Share Sale, and the Agent is satisfied with the terms and conditions thereof, in its Permitted Discretion; and

(h)	receipt by the Agent from the Canadian Borrowers of all fees and expenses of the Agent and the Lenders not already listed in this Article IV, including all outstanding legal fees and disbursements of Norton Rose Fulbright Canada LLP and Goldberg Kohn Ltd.

ARTICLE V – REPRESENTATIONS AND WARRANTIES

5.1	Each Borrower and each other Loan Party, as to itself, warrants and represents to the Agent and the Secured Parties that the following statements are true, correct and complete:

(a)	Authorization, Validity, and Enforceability of this Amendment Agreement. Each Loan Party has the corporate power and authority to execute and deliver this Amendment Agreement and to perform the Credit Agreement. Each Loan Party has taken all necessary corporate action (including, without limitation, obtaining approval of its shareholders if necessary) to authorize its execution and delivery of this Amendment Agreement and the performance of the Credit Agreement. This Amendment Agreement has been duly executed and delivered by each Loan Party and this Amendment Agreement and the Credit Agreement constitute the legal, valid and binding obligations of each Loan Party, enforceable against each of them in accordance with their respective terms without defence, compensation, setoff or counterclaim. Each Loan Party’s execution and delivery of this Amendment Agreement and the performance by each Loan Party of the Credit Agreement do not and will not conflict with, or constitute a violation or breach of, or constitute a default under, or result in the creation or imposition of any Lien upon the property of any Loan Party by reason of the terms of (a) any contract, mortgage, hypothec, Lien, lease, agreement, indenture, or instrument to which any Loan Party is a party or which is binding on any of them, (b) any requirement of law applicable to any Loan Party, or (c) the certificate or articles of incorporation or amalgamation or association or bylaws or memorandum of association or articles of association of any Loan Party.

(b)	Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any governmental authority or other person is necessary or required in connection with the execution, delivery or performance by, or enforcement against any Loan Party of this Amendment Agreement or the Credit Agreement except for such as have been obtained or made and filings required in order to perfect and render enforceable the Agent’s Liens.

(c)	Incorporation of Representations and Warranties From Credit Agreement. The representations and warranties contained in the Credit Agreement and the other Loan Documents are and will be true, correct and complete in all material respects on and as of the Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date (other than in respect of any information contained in the Schedules attached to this Amendment Agreement), in which case they were true, correct and complete in all material respects on and as of such earlier date.

(d)	Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment Agreement that would constitute a Default or an Event of Default.

(e)	Security. All security delivered to or for the benefit of the Agent on behalf of the Secured Parties pursuant to the Credit Agreement and the other Loan Documents remain in full force and effect and secure all obligations of the Borrowers and the other Loan Parties purported to being secured thereby, including, under the Credit Agreement and the other Loan Documents.

ARTICLE VI – MISCELLANEOUS

6.1	Each Borrower (i) reaffirms its Obligations under the Credit Agreement and the other Loan Documents to which it is a party, and (ii) agrees that the Credit Agreement and the other Loan Documents to which it is a party remain in full force and effect, except as amended hereby, and are hereby ratified and confirmed. The other Loan Parties (i) consent to and approve the execution and delivery of this Amendment Agreement by the parties hereto, (ii) agree that this Amendment Agreement does not and shall not limit or diminish in any manner the obligations of the Loan Parties under the Canadian Guarantee and any other guarantees (collectively, the “Guarantees”) and that such obligations would not be limited or diminished in any manner even if such Loan Parties had not executed this Amendment Agreement, (iii) agree that this Amendment Agreement shall not be construed as requiring the consent of such Loan Parties in any other circumstance, (iv) reaffirm each of their obligations under the Guarantees and the other Loan Documents to which they are a party, and (v) agree that the Guarantees and the other Loan Documents to which they are a party remain in full force and effect and are hereby ratified and confirmed.

6.2	Nothing contained in this Amendment Agreement or any other communication between the Agent and/or the Secured Parties and the Borrowers (or any other Loan Party) shall be a waiver of any other present or future violation, Default or Event of Default under the Credit Agreement or any other Loan Document (collectively, “Violations”). Similarly, nothing contained in this Amendment Agreement shall directly or indirectly in any way whatsoever either: (i) impair, prejudice or otherwise adversely affect the Agent’s or the Secured Parties’ right at any time to exercise any right, privilege or remedy in connection with the Credit Agreement or any other Loan Document with respect to any Violations (including, without limiting the generality of the foregoing, in respect of the non-conformity to any representation, warranty or covenant contained in any Loan Document), (ii) except as specifically provided in Article II hereof, amend or alter any provision of the Credit Agreement or any other Loan Document or any other contract or instrument, or (iii) constitute any course of dealing or other basis for altering any obligation of the Borrowers or any other Loan Party under the Loan Documents or any right, privilege or remedy of the Agent or the Secured Parties under the Credit Agreement or any other Loan Document or any other contract or instrument with respect to Violations. Nothing in this Amendment Agreement shall be construed to be a consent by the Agent or the other Secured Parties to any Violations.

6.3	Save as expressly set forth in this Amendment Agreement, (i) no additional waiver, consent or amendment in respect of any other term, condition, covenant, agreement or any other aspect of the Credit Agreement is intended or implied, and (ii) all other terms and conditions of the Credit Agreement remain in full force and effect. All other Loan Documents remain in full force and effect.

6.4

In consideration of the agreements of the Agent and the Lenders contained and/or described herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Borrowers and each

Guarantor, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges the Agent and the Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (the Agent, each Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all known (on the date hereof) demands, actions, causes of action, suits, controversies, damages and other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, both at law and in equity, that the Borrowers or any such Loan Party or any of their successors, assigns, or other legal representatives may now own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the Amendment Effective Date for or on account of, or in relation to, or in any way in connection with this Amendment Agreement, or any of the other Loan Documents or transactions thereunder or related thereto.

Each of the Borrowers and each Guarantor acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

6.5	All costs incurred by the Agent in preparing this Amendment Agreement (including all external legal fees incurred by the Agent) shall be on the account of the Borrowers, and shall form part of the Secured Obligations.

6.6	This Amendment Agreement shall be interpreted and the rights and liabilities of the parties hereto shall be determined in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

6.7	This Amendment Agreement may be executed in original, facsimile and/or other electronic means counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument.

[the following pages are the signature pages]

The parties have executed this Amendment Agreement as of the date first above written.

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/S/ RANDY ABRAMS
Name: Randy Abrams
Title: Authorized Officer

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as Canadian Administrative Agent

By:	/S/ AUGGIE MARCHETTI
Name: Auggie Marchetti
Title: Authorized Officer

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as a Canadian Lender

By:	/s/ AUGGIE MARCHETTI
Name: Auggie Marchetti
Title: Authorized Officer

JPMORGAN CHASE BANK, N.A., as a U.S. Lender

By:	/s/ RANDY ABRAMS
Name: Randy Abrams
Title: Authorized Officer

Fifth Amendment to Credit Agreement

ROYAL BANK OF CANADA, as a Canadian Lender and as a U.S. Lender

By:	/S/ ROBERT S. KIZELL
Name: Robert S. Kizell
Title: Attorney-in-fact

By:
Name:
Title:

FIFTH THIRD BANK, as a Canadian Lender and as a U.S. Lender

By:
Name:
Title:

By:	/S/ MAURO SPAGNOLO
Name: Mauro Spagnolo
Title: Principal Officer

EXPORT DEVELOPMENT CANADA, as a Canadian Lender and as a U.S. Lender

By:	/S/ ANDREW BAECHLER
Name: Andrew Baechler
Title: CFA, Loan Portfolio Manager

By:	/S/ SEAN BORUTSKIE
Name: Sean Borutskie
Title: Asset Manager

Fifth Amendment to Credit Agreement

VITRAN CORPORATION INC., as a Canadian Borrower and as a Guarantor

By:	/S/ WILLIAM S. DELUCE
Name: William S. Deluce
Title: Interim Chief Executive Officer

By:
Name:
Title:

VITRAN EXPRESS CANADA INC., as a Canadian Borrower and as a Guarantor

By:	/S/ WILLIAM S. DELUCE
Name: William S. Deluce
Title: Interim Chief Executive Officer

By:
Name:
Title:

VITRAN CORPORATION, as a U.S. Borrower and as a Guarantor

By:	/S/ WILLIAM S. DELUCE
Name: William S. Deluce
Title: Interim Chief Executive Officer

By:
Name:
Title:

VITRAN EXPRESS, INC., as a U.S. Borrower and as a Guarantor

By:	/S/ WILLIAM S. DELUCE
Name: William S. Deluce
Title: Interim Chief Executive Officer

By:
Name:
Title:

Fifth Amendment to Credit Agreement

SHORTHAUL TRANSPORT CORPORATION, as a U.S. Borrower and as a Guarantor

By:	/S/ WILLIAM S. DELUCE
Name: William S. Deluce
Title: Interim Chief Executive Officer

By:
Name:
Title:

EXPEDITEUR T.W. LTEE, as a Guarantor

By:	/S/ WILLIAM S. DELUCE
Name: William S. Deluce
Title: Interim Chief Executive Officer

By:
Name:
Title:

DONEY HOLDINGS INC., as a Guarantor

By:	/S/ WILLIAM S. DELUCE
Name: William S. Deluce
Title: Interim Chief Executive Officer

By:
Name:
Title:

ROUT-WAY EXPRESS LINES LTD./LES SERVICES ROUTIERS EXPRESS ROUT LTEE, as a Guarantor

By:	/S/ WILLIAM S. DELUCE
Name: William S. Deluce
Title: Interim Chief Executive Officer

By:
Name:
Title:

Fifth Amendment to Credit Agreement

SOUTHERN EXPRESS LINES OF ONTARIO LIMITED, as a Guarantor

By:	/S/ WILLIAM S. DELUCE
Name: William S. Deluce
Title: Interim Chief Executive Officer

By:
Name:
Title:

VITRAN ENVIRONMENTAL SYSTEMS INC., as a Guarantor

By:	/S/ WILLIAM S. DELUCE
Name: William S. Deluce
Title: Interim President

By:
Name:
Title:

VITRAN PROPERTIES USA, INC., as a Guarantor

By:	/S/ WILLIAM S. DELUCE
Name: William S. Deluce
Title: Interim Chief Executive Officer

By:
Name:
Title:

Fifth Amendment to Credit Agreement

SCHEDULE A

REVOLVING COMMITMENT SCHEDULE

Lender	Canadian Commitment	U.S. Commitment*	Revolving Commitment*	Applicable Percentage of Aggregate Revolving Commitments
JPMorgan Chase Bank, N.A., Toronto Branch[1]	$0	$5,647,470.80	$5,647,470.80	40%
Royal Bank of Canada[2]	$0	$4,941,536.95	$4,941,536.95	35%
Fifth Third Bank[3]	$0	$2,117,801.55	$2,117,801.55	15%
Export Development Canada[4]	$0	$1,411,867.70	$1,411,867.70	10%

Total	$0	$14,118,677	$14,118,677	100.00%

The U.S. Commitment and Canadian Commitment are subfacilities of the Revolving Commitment and are not in addition to the Revolving Commitment

*	The U.S. Commitment and the Revolving Commitment for a Lender on any date of determination shall equal the lesser of (x) the amount set forth in this Revolving Commitment Schedule, and (y) such Lender’s Applicable Percentage of U.S. LC Exposure on such date.

[1]	U.S. Loans will be funded through JPMorgan Chase Bank, N.A.
[2]	U.S. Loans will be funded through Royal Bank of Canada.
[3]	U.S. Loans will be funded through Fifth Third Bank.
[4]	U.S. Loans will be funded through Export Development Canada.